American Goldrush Corporation
1155 West Pender Street, Suite 708
Vancouver, B.C., V6E 2P4
Phone: 778-786-1540

February 28, 2008

To the Holders of the American Goldrush Corporation Warrants:

Reference is hereby made to certain Warrant Agreements (the “Agreements”), issued by American Goldrush Corporation in connection with the Class A, Class B and Class C Warrants (collectively, the “Warrants”) and to certain Warrant Extension Letter Agreements dated August 28, 2006. Terms used not otherwise defined herein shall have the meanings set forth for such terms in the Agreements.

The Warrant Commencement Date has been extended from April 30, 2008 to April 30, 2009 with respect to the Class B Warrants; and from October 30, 2008 to October 30, 2009 with respect to the Class C Warrants.  In addition, the Warrant Expiration Date has been extended from October 30, 2009 to October 30, 2010 with respect to the Class B Warrants; and from October 30, 2010 to October 30, 2011 with respect to the Class C Warrants.

Please evidence your receipt and acknowledgment of this letter by signing below and returning a copy of the letter to us at the number indicated above.

If you have any questions, please do not hesitate to contact the undersigned.

Sincerely,

American Goldrush Corporation

_/s/_Andrew Gourlay_________________________
By: Andrew Gourlay
President

Agreed and Acknowledged:

__________________________